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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS

         As independent auditors, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 10, 1997 included in Material Technology, Inc.'s (the "Company") Form 10-K for the year ended December 31, 1996, our report dated June 12, 1997 included in the Company's amended 10-K for the year ended December 31, 1996 and the Company's Information Statement filed June 11, 1997 with the Securities and Exchange Commission, and all references to our Firm included in this Registration Statement.

/S/ JONATHON P. REUBEN
----------------------
Jonathon P. Reuben,
Certified Public Accountant
Torrence, California
November 10, 1997